Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conference

Chicago, IL (August 4, 2016)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conference:

J.P. Morgan Auto Conference 2016	August 9, 2016
J.P. Morgan Conference Center, New York, New York

Materials used during the presentation will be posted to the Company's website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ is also a leader in the design, production and supply of automotive glass to OEMs. LKQ has operations in North America, Europe, China and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com